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                                                                     EXHIBIT 5.1

                               Akerman Senterfitt
                       One S.E. Third Avenue, 28th Floor
                                Miami, FL 33131


                                 March 18, 2004




HEICO Corporation
3000 Taft Street
Hollywood, FL 33021

         RE:      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel to HEICO Corporation, a Florida corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 266,774 shares (the "Shares") of the Company's Class A common stock, par value $.01 per share, and attached rights to purchase the Company's Series C Junior Participating Preferred Stock (together with the Shares, the "Securities") to be offered for sale from time to time by the selling shareholders set forth on the "Selling Shareholders" table in the Registration Statement. All of the Securities to be offered were issued and outstanding as of the date of the prospectus.

         We have examined such corporate records, documents, instruments and certificates of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

         Based upon such examination and review, we are of the opinion that the Securities have been duly and validly authorized and are validly issued, fully paid and non-assessable.


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HEICO Corporation
March 18, 2004
Page 2
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         The opinions expressed herein are limited to the corporate laws of the
State of Florida. We express no opinion as to the effect on the matters covered of the laws of any other jurisdiction. This opinion is delivered to you solely in connection with the matters described herein and may not be delivered to or relied upon by any other person or for any other purpose. This opinion may not be quoted or used in whole or in part for any other purpose. Copies may not be provided to any person without our prior written consent. The effectiveness of this opinion is only as of the date hereof and we assume no obligation to update this opinion or to advise you of subsequent changes.

         This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the firm under the caption "Legal Matters" in the prospectus, which is part of the Registration Statement.


                                                     Very truly yours,



                                                     /s/ AKERMAN SENTERFITT